                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Bionutrics, Inc. on Form S-3 of our report dated December 30, 1999 (which report contains an unqualified opinion that includes an explanatory paragraph regarding the substantial doubt about the company's ability to continue as a going concern), appearing in the Annual Report on Form 10-K of Bionutrics, Inc. for the year ended October 31, 1999 and to reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                                /s/ Deloitte & Touche LLP



Phoenix, Arizona
March 15, 2000